Exhibit 21








                         SUBSIDIARIES OF THE REGISTRANT




                                                                   Subsidiary
                                                      Percent       State of
                                                        of       Incorporation
           Parent                 Subsidiary         Ownership  or Organization


Ambanc Holding Co., Inc.   Amsterdam Savings Bank, FSB  100%        Federal


Ambanc Holding Co., Inc.   ASB Insurance Agency, Inc.   100%        New York